Exhibit 99.7

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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DHC ACQUISITION CORP

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on March 4, 2024.

INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend:

https://www.cstproxy.com/dhcacquisition/2024

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

DHC ACQUISITION CORP

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS MARCH 5, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Christopher Gartner and Thomas Morgan, Jr., and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of DHC Acquisition Corp held of record by the undersigned at the close of business on February 13, 2024 at the Extraordinary General Meeting of Shareholders of DHC Acquisition Corp to be held virtually at: https://www.cstproxy.com/dhcacquisition/2024 on Tuesday, March 5, 2024, at 10:00 a.m. or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 8, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)

Important Notice Regarding the Internet Availability of Proxy

Materials for the Extraordinary General Meeting of Shareholders

The Proxy Statement and the Annual Report to Shareholders are available at:

https://www.cstproxy.com/dhcacquisition/2024

PROXY CARD
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.	Please mark your votes like this

PROPOSAL NO. 1 – THE BUSINESS COMBINATION PROPOSAL	FOR	AGAINST	ABSTAIN
	☐	☐	☐
To approve by ordinary resolution under Cayman Islands
law to approve the transactions contemplated under the Business Combination Agreement and Plan of Reorganization, dated as of September 7, 2023, by and among DHC Acquisition Corp, a Cayman Islands exempted company (“DHC”), BEN Merger Subsidiary Corp., a Delaware corporation and direct wholly owned subsidiary of DHC, Brand Engagement Network Inc., a Wyoming corporation (“BEN”), and DHC Sponsor, LLC a Delaware limited liability company (such transactions the “Business Combination”), a copy of which is attached to the proxy statement/prospectus as Annex A.

PROPOSAL NO. 2 - THE DOMESTICATION PROPOSAL	FOR	AGAINST	ABSTAIN
	☐	☐	☐
To approve by special resolution under Cayman Islands
law to approve, assuming the Business Combination Proposal is approved and adopted, the change of DHC’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”).

PROPOSAL NO. 3 – THE ORGANIZATIONAL DOCUMENTS PROPOSAL	FOR	AGAINST	ABSTAIN
	☐	☐	☐
To approve by special resolution under Cayman Islands
law to approve, assuming the Business Combination Proposal and the Domestication Proposal are approved and adopted, the amendment and restatement of DHC’s current Amended and Restated Memorandum and Articles of Association (the “Current Charter”) by their deletion and replacement in their entirety with the proposed new certificate of incorporation, a copy of which is attached to the proxy statement/prospectus as Annex B (the “Proposed Charter”), and bylaws, a copy of which is attached to the proxy statement/prospectus as Annex C (the “Bylaws”), of Brand Engagement Network Inc., the post-Domestication company, which, if approved, would take effect at the time of the Domestication (referred to herein as “New BEN”).

PROPOSAL NO. 4 - THE GOVERNANCE PROPOSAL	FOR	AGAINST	ABSTAIN
	☐	☐	☐
To approve by ordinary resolution under Cayman Islands
law to approve and adopt, on a non-binding advisory basis, certain differences, in the governance provisions set forth in the Proposed Charter, as compared to our Current Charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission as separate sub-proposals.

PROPOSAL NO. 4A – GOVERNANCE PROPOSAL A

To modify the authorized share capital of DHC from (i) 500,000,000 DHC Class A Shares, par value $0.0001 per share, 50,000,000 DHC Class B Shares, par value $0.0001 per share, and 5,000,000 preference shares, par value $0.0001 per share, to (ii) 750,000,000 shares of New BEN Common Stock, par value $0.0001 per share and 10,000,000 shares of New BEN Preferred Stock, par value $0.0001 per share (“New BEN Preferred Stock”).

PROPOSAL NO. 4B – GOVERNANCE PROPOSAL B

To authorize the New BEN board of directors (the “New BEN Board”) to issue any or all shares of New BEN Preferred Stock in one or more classes or series, with such terms and conditions as may be expressly determined by the New BEN Board and as may be permitted by the Delaware General Corporation Law.

PROPOSAL NO. 4C – GOVERNANCE PROPOSAL C

To adopt the Court of Chancery of the State of Delaware as the exclusive forum for certain shareholder litigation and the federal district courts of the United States of America as the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, unless New BEN consents in writing to the selection of an alternative forum.

PROPOSAL NO. 4D – ADVISORY GOVERNING DOCUMENTS D

To require that any action required or permitted to be taken by the shareholders of New BEN must be effected at a duly called annual or special meeting of shareholders of New BEN and may not be effected by any written consent by such shareholders.

PROPOSAL NO. 4E – GOVERNANCE PROPOSAL E

To require that, subject to the rights of holders of preferred stock of BEN, any director or the entire New BEN Board may be removed from office at any time only by the affirmative vote of the holders of at least fifty percent (50%) of the voting power of all the then-outstanding shares of the capital stock of New BEN entitled to vote thereon, voting together as a single class.

PROPOSAL NO. 4F – GOVERNANCE PROPOSAL F

To approve that the Proposed Charter may be amended by shareholders in accordance with the voting standards set forth in Article IX of the Proposed Charter and the Bylaws may be amended by shareholders in accordance with the voting standards set forth in Article 13 of the Bylaws.

PROPOSAL NO. 4G – GOVERNANCE PROPOSAL G

To approve that the removal provisions in DHC’S Current Charter related to DHC’S status as a blank check company that will no longer apply upon the consummation of the Business Combination be approved.

PROPOSAL NO. 5 - THE DIRECTOR ELECTION PROPOSAL
To approve by ordinary resolution of DHC Class B Shares under Cayman Islands law to elect, effective as of the consummation of the Business Combination, the election of six directors who, upon consummation of the Business Combination, will be the directors of New BEN:
	FOR	AGAINST	ABSTAIN
1. To consider and vote upon a proposal to elect Michael Zacharski:	☐	☐	☐
2. To consider and vote upon a proposal to elect Tyler J. Luck:	☐	☐	☐
3. To consider and vote upon a proposal to elect Bernard Puckett:	☐	☐	☐
4. To consider and vote upon a proposal to elect Christopher Gaertner:	☐	☐	☐
5. To consider and vote upon a proposal to elect Jon Leibowitz:	☐	☐	☐
6. To consider and vote upon a proposal to elect Janine Grasso:	☐	☐	☐

PROPOSAL NO. 6 - THE STOCK PLAN PROPOSAL	FOR	AGAINST	ABSTAIN
To approve by ordinary resolution under Cayman Islands	☐	☐	☐
law to approve and adopt the New BEN 2023 Long-Term Incentive Plan (the “2023 LTIP”), a copy of which is to be attached to the proxy statement/prospectus as Annex D, to be effective upon the consummation of the Business Combination.

PROPOSAL NO. 7 - THE NASDAQ PROPOSAL	FOR	AGAINST	ABSTAIN
To approve by ordinary resolution under Cayman Islands	☐	☐	☐
Law for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(d), the issuance of the maximum number of shares of New BEN Common Stock issuable pursuant to the Subscription Agreement, dated September 7, 2023, by and among BEN and AFG Companies, Inc. (“AFG”) and certain of its affiliates, and the Reseller Agreement, dated August 19, 2023, by and between BEN and AFG, to the extent such issuance would require a stockholder vote under Nasdaq Listing Rule 5635(d).

PROPOSAL NO. 8 - THE ADJOURNMENT PROPOSAL	FOR	AGAINST	ABSTAIN
To approve a proposal by ordinary resolution under	☐	☐	☐
Cayman Islands law to approve the adjournment of the extraordinary general meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals, in the event DHC does not receive the requisite shareholder vote to approve the proposals or if the board of directors determines before the extraordinary general meeting that it is not necessary or no longer desirable to proceed with the proposals.

CONTROL NUMBER

Signature                Signature, if held jointly                    Date       , 2024

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.